DEFAULT WAIVER AND FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 25, 2017, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on the signature pages hereto (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”), MIRAMAR TECHOLOGIES, INC. and MIRAMAR LABS, INC., (individually and collectively, jointly and severally, “Borrower”).
RECITALS
A.    Collateral Agent, the Lenders and the Borrower have entered into that certain Loan and Security Agreement dated as of August 7, 2015 (as the same may from time to time be amended, modified, supplemented or restated, including by that certain Consent and First Amendment to Loan and Security Agreement dated as of June 2, 2016, that certain Consent, Joinder and Second Amendment to Loan and Security Agreement dated as of June 7, 2016, that certain Third Amendment to Loan and Security Agreement (the “Third Amendment”) dated as of March 7, 2017 and effective as of January 27, 2017, and that certain Fourth Amendment to Loan and Security Agreement dated as of April 7, 2017, collectively, the “Loan Agreement”). The Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.    Borrower acknowledges that Borrower is currently in default of the Loan Agreement for failing to repay the Term Loans pursuant to the repayment schedule set forth in Section 2.2(b) of the Loan Agreement and such failure to comply constitutes an Event of Default (the “Existing Default”).
C.    Borrower has requested that Collateral Agent and the Lenders waive their rights and remedies against Borrower, limited specifically to the Existing Default. Although neither Collateral Agent nor the Lenders are under any obligation to do so, Collateral Agent and the Lenders are willing to not exercise their rights and remedies against Borrower related to the specific Existing Default on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.
D.    Borrower has further requested that Collateral Agent and the Lenders (i) amend the Loan Agreement to modify the repayment schedule and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein and Collateral Agent and the Lenders have agreed to do so, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Waiver of Default. Collateral Agent and the Lenders hereby waive the Existing Default. Collateral Agent’s and the Lenders’ waiver of Borrower’s compliance with Section 2.2(b) shall apply only respect with Borrower’s failure to do so as of April 21, 2017. Accordingly, hereinafter, Borrower shall be in compliance with such section. Collateral Agent’s and the Lenders’ agreement to waive the Existing Default (a) in no way shall be deemed an agreement by Collateral Agent or the Lenders to waive Borrower’s compliance with the above-referenced section as of all other dates, and (b) shall not limit or impair Collateral Agent’s or the Lenders’ right to demand strict performance of such section as of all other dates.
3.    Limitation of Waiver of Default.
3.1    This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document.
3.2    This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.    Amendments to Loan Agreement.
4.1    Section 2.2 (Term Loans). Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty-three (33) months (each, a “Term Loan Payment” and collectively, the “Term Loan Payments”); provided, however, notwithstanding the foregoing: (x) if Borrower achieves the Term Sheet Milestone, each Term Loan Payment due during the Deferment Period, shall be “interest only” during the Deferment Period and equal monthly payments of principal and interest, in arrears, shall resume on the first day of the month following the end of the Deferment Period and Collateral Agent shall refund the principal portion of the Term Loan Payment due from Borrower on April 1, 2017 and paid by Borrower on April 24, 2017 (the “April 2017 Deferred Payment”); and (y) if Borrower does not achieve the Term Sheet Milestone, the April 2017 Deferred Payment shall not be refunded and equal monthly payments of principal and interest, in arrears, shall resume on the first day of the first month following the end of the Deferment Period. For the avoidance of doubt, payments of principal which are regularly scheduled during the Deferment Period shall instead be paid together with the regular scheduled payments resuming on the first day of the first month following the end of the Deferment Period. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”
4.2    Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement in their proper alphabetical order as follows:
“Deferment Period” is the period of time beginning on April 1, 2017 through April 24, 2017; provided, however, that if Borrower achieves the Term Sheet Milestone, then the Deferment Period shall be automatically extended through June 30, 2017.
“Term Sheet Milestone” means Borrower’s delivery to Collateral Agent and the Lenders of the M&A Term Sheet by no later than 12:00 p.m. Pacific time on April 28, 2017.
5.    Limitation of Amendment.
5.1    The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
5.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and shall remain in full force and effect.
6.    Representations and Warranties. Subject to Section 7 hereof, each Borrower represents and warrants to Collateral Agent on and as of the date hereof as follows:

6.1    (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Default has occurred and is continuing;
6.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;
6.3    The organizational documents of Borrower delivered to Collateral Agent in connection with the Third Amendment are accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
6.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
6.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not (a) contravene any material law or regulation binding on or affecting Borrower, (b) constitute an event of default under any material agreement binding on Borrower, (c) contravene any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) conflict with the organizational documents of Borrower;
6.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
6.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of each, enforceable against each in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
7.    Release by Borrower.
7.1    FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
7.2    In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)
7.3    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in respect of the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
7.4    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
7.5    Borrower hereby represents and warrants to Collateral Agent and the Lenders, and Collateral Agent and the Lenders are relying thereon, as follows:
(a)    Except as expressly stated in this Amendment, neither Collateral Agent, the Lenders nor any agent, employee or representative of any of them has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.
(b)    Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)    The terms of this Amendment are contractual and not a mere recital.
(d)    This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.
(e)    Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Collateral Agent and the Lenders, defend and hold each harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
8.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
9.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.    Conditions to Effectiveness. The parties agree that this Amendment shall be deemed effective upon: (i) the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto and (ii) payment of all Lenders’ Expenses incurred through the date of this Amendment and for which invoices have been provided to Borrower at least one Business Day prior to the effective date of this Amendment, which may be debited from any of Borrower’s accounts.
11.    Miscellaneous.
11.1    This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
11.2    Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
12.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER		BORROWER

OXFORD FINANCE LLC		MIRAMAR LABS, INC.
By:	/s/ Mark Davis	By:	/s/ R. Michael Kleine
Name:	Mark Davis	Name:	R. Michael Kleine
Title:	Vice President – Finance, Secretary & Treasurer	Title:	President & CEO

LENDER		BORROWER

SILICON VALLEY BANK		MIRAMAR TECHNOLOGIES, INC.

By:	/s/ Mark Davis	By:	/s/ R. Michael Kleine
Name:	Mark Davis	Name:	R. Michael Kleine
Title:	Vice President – Finance, Secretary & Treasurer	Title:	President & CEO

[Signature Page to Fifth Amendment to Loan and Security Agreement]